The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425  richard.clark@rd.com


              Thomas Ryder Announces Plans to Retire as CEO of RDA;
          Eric Schrier is Named President and CEO Effective January 1;
             Board Names Ryder to Continue as Chairman Through 2006

     PLEASANTVILLE, N.Y., October 31, 2005 - Thomas O. Ryder, Chairman and Chief Executive Officer of The Reader's Digest Association, Inc. (NYSE: RDA), today announced that he will retire as CEO effective January 1, 2006, and will be succeeded by Eric W. Schrier, Global Editor-in-Chief and President, RD North America. Schrier will become President and CEO and will be nominated to become a member of the Board of Directors. The Board asked Ryder to continue as Chairman through 2006 as part of a carefully planned transition.

     In addition, Ryder announced that Thomas D. Gardner, President, RD International, will be promoted to the new position of Executive Vice President, reporting to Schrier. Gardner will retain his responsibility for RD International, with additional responsibilities to be announced shortly.

     The succession was the result of nine months of deliberations by the company's Board of Directors in response to Ryder's wish to relinquish operating duties after seven years, as planned when he signed a contract amendment in 2004. To ensure continuity, the Board focused intensely on internal candidates, with individual Board members meeting with prospective successors.

     "The Board has been engaged in a thoughtful process to select a successor who will build on the platform of progress Tom Ryder has established," said Lawrence R. Ricciardi, chairman of the Board's Corporate Governance Committee. "We are grateful to Tom for his bold, creative and tireless leadership during a time of great challenge and transformation. The RDA of today is leaner, stronger and more strategically focused than the company he joined in 1998. We are fortunate that Tom has assembled a strong senior team from which we were able to identify a CEO who is eminently qualified in every respect. We are also pleased to have Eric Schrier join the Board of Directors."

     Ryder said, "We are delighted to announce that the Board has unanimously elected Eric Schrier as our new CEO. Eric has a rare combination of qualities and skills that make him ideally suited to lead a company engaged in publishing, marketing, branding and editorial development. He has a remarkable record of achievement in delivering strong operating results and in creating editorial excellence. As head of RD North America, he achieved a dramatic improvement in the business, increasing annual operating profits by 50 percent to $91 million from Fiscal 2003 to Fiscal 2005. As our Global Editor-in-Chief, he expanded RDA's product lines and led the `Quiet Revolution' to reinvigorate our flagship magazine, and with it the brand. Eric is more than prepared for his new challenge, which is to lead RDA in the next steps toward achieving sustainable growth. And, in Tom Gardner, Eric has a partner who is very smart and experienced and committed to the success of this company."

     Schrier said: "I am honored to accept this appointment. My lifelong experience tells me that actions speak louder than words, so the best way to respond to Tom's and the Board's confidence is by delivering results. I will tenaciously focus on growing this business and increasing shareholder value. This is a unique company with a remarkable set of assets. We have some incredibly creative and dedicated employees, and I believe that together we will be able to make RDA an even bigger, stronger company."

Background on Eric Schrier

     As President of RD North America, Schrier, 53, has been responsible for all North America business operations including Reader's Digest magazine, Reiman Publications, U.S. Books and Home Entertainment, and RD Canada. Under his leadership, RD North America has significantly grown operating profits while also rolling out a series of successful new business launches. These have included six new magazines in the past three years. The latest is Every Day With Rachael Ray, featuring the popular author and host of four shows on TV's Food Network. Schrier also is spearheading a new business called Taste of Home Entertaining, a direct-selling business that will extend the Taste of Home brand by bringing new products into the home.

     Schrier joined RDA in January 2000 as Global Editor-in-Chief, with worldwide responsibility for the editorial content and quality of all RDA products. He initiated far-ranging changes to Reader's Digest, the company's flagship, including adding new features, new departments and a new look and feel. The goal was ambitious - to attract a new generation of readers while retaining its millions of longstanding loyalists. At the same time, he led U.S. Reader's Digest circulation sales away from sweepstakes promotions and to a more diverse array of marketing channels. As a result, the magazine stabilized its circulation at 10 million copies and 41 million readers, retaining its position as the largest-selling U.S. magazine, at higher profit levels.

     Prior to joining RDA, Schrier had served for five years as President and CEO of Time Inc Health, the multimedia health information business that surrounds Health magazine. From 1990 to 1995 he was the Editor-in-Chief of Time Inc. Ventures, where he evaluated new magazine concepts, acquisitions, franchise extensions and growth markets for Time Inc. He began his career in marine biology before launching Science 80, the first science magazine for a consumer audience. Later, he founded Hippocrates, the consumer health magazine that ultimately became Health. Magazines that Schrier has edited have received six National Magazine Awards for editorial excellence. He graduated from Brown University with a B.A. degree in Human Biology, and he also holds an M.J. degree from U.C. Berkeley.

Background on Thomas Gardner

     Gardner, 47, has been responsible for all RDA business outside of the United States and Canada. Over the past three years he has led RD International to a global business turnaround, spearheaded by a three-part program to restructure, restore and invest in the business. During this time RD International stabilized the core business and reversed long-term declines while also launching businesses in six new countries. From Fiscal 2003 to Fiscal 2005, operating profits improved by 55 percent.

     Gardner was previously President, North America Books & Home Entertainment, where he restructured the business and sharply improved operating results. In that role he also had responsibility for Global Marketing, including promotion, database marketing, new channel development and market research. Other positions with RDA have included Director, Corporate Planning, and Senior Vice President, U.S. New Business Development.

     Gardner joined RDA in 1992 from McKinsey & Co., the global consulting company. He also worked at General Foods and Yankelovich, Skelly and White. He holds a B.A. from Williams College and an MBA from Stanford University.

Background on Thomas Ryder

     Ryder, 61, left a senior post at American Express in 1998 to join a venerable American publishing company whose business had been in decline since the mid-1990s. His mission was to reinvigorate the franchise and restore RDA's profitability, initially by making the company smaller and more profitable, and eventually by achieving topline growth as well. From 1998 to 2000 operating profits improved by $150 million as the company eliminated$200 million in marginally profitable or unprofitable business and $350 million in costs. But the progress was interrupted in 2001 by a confluence of near-devastating events. First, an agreement with U.S. states Attorneys General had the effect of dramatically limiting the success of sweepstakes promotions, which had been the company's main marketing channel. As a result, sales of U.S. Books and Home Entertainment products fell precipitously. Second, within months, sales were further damaged by the impact on direct mail of the terrorist attacks on the World Trade Center and anthrax in the postal system.

     RDA responded with downsizing and sweeping changes to the U.S. BHE business and an acceleration of the move to replace sweepstakes with other channels at U.S. Reader's Digest. In 2002, the company made its largest-ever acquisition, the $760 million purchase of Reiman Publications, publisher of the nation's largest food magazine, Taste of Home. The acquisition of Reiman brought new products and revenue into the company, and it introduced new editorial and revenue models that became the inspiration of many of RDA's subsequent new-magazine launches. That year, the company recapitalized and changed its governance, resulting in a one-vote, one-share structure. At the same time, RDA focused on engaging and motivating its global workforce and attracting new talent in key areas, while also overhauling its information technology, operations and financial systems to modernize, reduce costs and improve efficiency and competitiveness.

     In 2003, the company launched an ambitious two-year plan designed to position for sustainable growth. The program included stabilizing the customer bases of RD North America and RD International, sharply reducing debt from the Reiman acquisition, improving free cash flow, launching new magazines, and expanding into new countries. The plan was largely successful, as operating results improved significantly.

     In the  company's  Fiscal 2005 Annual  Report,  Ryder  concluded by saying:
"After a few difficult years, we are now in a much better place. We have created greater balance in our portfolio of businesses and have diversified our sources of revenues and profits. The core business has stabilized and we are now testing and launching more new products and markets than we ever have in the history of the company. Our next phase will be no less challenging, yet a lot more fun, as we create real, sustainable revenue growth and profits to match."

     Prior to joining RDA, Ryder was President of American Express Travel Related Services International, from 1995 to 1998. He joined American Express in 1984 as President and Publisher of American Express Publishing Corporation and was appointed President and Worldwide Executive Publisher in 1988. Ryder is a member of the Board of Directors of Amazon.com and Starwood Hotels & Resorts Worldwide. He recently completed a term as Chairman of the Magazine Publishers of America. He earned a B.A. in Journalism from Louisiana State University.

         The company will host a brief conference call with financial analysts and representatives of news media organizations on Monday, October 31, at 10 a.m. EDT. Ryder and Schrier will make statements and take questions. The call may be heard via a webcast on the company's Investor Relations Web site, www.rd.com/investors. It may also be accessed via a telephone replay at (888) 562-4437, beginning at 11 AM.

         The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, entertain and inspire people of all ages and cultures around the world. The company had consolidated revenues for the fiscal year ended June 30, 2005, of $2.4 billion. Global headquarters are located at Pleasantville, New York. For more information, visit www.rd.com/investors.

     This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. RDA does not undertake to update any forward-looking statements.